UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

5501 LBJ Freeway
5th Floor
Dallas
Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On October 9, 2020, Wingstop Inc. (the “Company”) and certain of its indirect wholly owned subsidiaries, Wingstop Restaurants, Inc., a Texas corporation (“Wingstop Restaurants”), Wingstop Funding LLC, a Delaware limited liability company (the “Issuer”), Wingstop Guarantor LLC, a Delaware limited liability company (“Wingstop Guarantor”), and Wingstop Franchising LLC, a Delaware limited liability company (“Wingstop Franchisor” and, together with the Company, Wingstop Restaurants, the Issuer and Wingstop Guarantor, the “Wingstop Parties”), entered into a Purchase Agreement, dated as of October 9, 2020 (the “Purchase Agreement”), with Barclays Capital Inc. (the “Initial Purchaser”), pursuant to which, among other things, the Issuer, a special purpose subsidiary of the Company, has agreed to issue and sell $480 million of its Series 2020-1 2.84% Fixed Rate Senior Secured Notes, Class A-2 (the “Notes”), in a privately placed securitization transaction under an amended and restated indenture to be executed by the Issuer.
Interest payments on the Notes are payable on a quarterly basis. The legal final maturity date of the Notes is in December of 2050, but, unless earlier prepaid to the extent permitted under the indenture that will govern the Notes, the anticipated repayment date of the Notes will be in December 2027. If the Issuer has not repaid or refinanced the Notes prior to the anticipated repayment date, additional interest will accrue on the Notes in an amount equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States Treasury Security having a term closest to 10 years, plus (ii) 5.00%, plus (iii) 2.28%, exceeds the original interest rate of the Notes.
The Purchase Agreement includes customary representations, warranties and covenants by the Wingstop Parties. It also provides that the Wingstop Parties will jointly and severally indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the sale of the Notes is expected to occur on Friday, October 30, 2020, subject to the satisfaction of various closing conditions specified in the Purchase Agreement.
The Initial Purchaser and its affiliates have, from time to time, performed and may in the future perform various advisory, structuring, investment banking, and commercial banking services for the Wingstop Parties for which they received or will receive customary fees and expenses.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.
The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful. This report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
10.1	Purchase Agreement, dated as of October 9, 2020, by and among the Company, certain indirect subsidiaries of the Company party thereto and Barclays Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	October 9, 2020	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)